AMENDMENT NO. 3

TO

ASSET PURCHASE AGREEMENT DATED DECEMBER 15, 2019

This AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT DATED DECEMBER 15, 2020 (this “Amendment”) is made and entered into as of July 30, 2020, by and among Somahlution, LLC, Somahlution, Inc. and Somaceutica, LLC, companies incorporated or organized under the laws of the State of Delaware (collectively, the “Somah Entities”), and Marizyme, Inc., a Nevada corporation (the “Buyer”).

RECITALS:

A.The Somah Entities and Buyer entered into that certain Asset Purchase Agreement dated December 15, 2019, as amended on March 31, 2020, and further amended on May 29, 2020 (the “Agreement”), pursuant to which the Somah Entities agreed to sell the Assets to the Buyer. Capitalized terms used herein but which are not otherwise defined shall have the meanings given to such terms in the Agreement.

B.To comply with certain European Union regulatory requirements, the Somah Entities and Buyer wish to further amend the Agreement to, among other things, include in the definition of “Assets” all of the outstanding capital stock of Somahlution, Inc.

AGREEMENT:

In consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein and in the Agreement, the parties, intending to be legally bound, agree to amend and supplement the Agreement as follows:

1.Capital Stock of Somahlution, Inc.

(a)Definitions. The term “Assets,” as defined in the Agreement, shall also include all of the outstanding capital stock (the “Shares”) of Somahlution, Inc.

(b)Closing Deliverables. In addition to the Somah Entities’ Closing deliverable obligations set forth in Section 6(c) of the Agreement, at the Closing, Somahlution, LLC shall deliver to the Buyer a certificate or certificates representing the Shares, duly endorsed or accompanied by stock powers duly endorsed in blank.

(c)Representations and Warranties. In addition to the representations and warranties of the Somah Entities set forth in Section 4 of the Agreement, Somahlution, LLC represents and warrants to the Buyer as follows:

(i)Somahlution, LLC holds of record and owns beneficially all of the Shares, being all of the issued and outstanding shares of capital stock of Somahlution, Inc., free and clear of all encumbrances, liens, security interests, and rights of first refusal, negotiation or offer;

(ii)Somahlution, LLC has the power and authority to execute, deliver and perform its obligations under this Amendment and to sell, assign, transfer and deliver to the Buyer the Shares as contemplated hereby; and

(iii)Somahlution, LLC is not party to any contract obligating the Seller to vote or dispose of any shares of the capital stock of, or other equity or voting interests in, Somahlution, Inc.

(d)Conditions to Closing. In addition to the Conditions to Closing set forth in Section 3 of the Agreement, the obligations of the Buyer to consummate the Acquisition are subject to the following:

(i)The representations and warranties set forth in Section 1(c) above shall be true and correct in all material respects at and as of the Closing Date;

(ii)Somahlution, LLC shall have delivered to the Buyer a certificate to the effect that, as of the Closing, Somahlution, Inc, has no liabilities; and

(iii)Somahlution, LLC shall deliver to the Buyer confirmation that Somahlution, Inc. is in Good Standing in Florida.

(e)Post-Closing Covenant. Somahlution, LLC shall be responsible for any and all costs incurred relating to the legal action known as Patsnap (UK) Ltd. vs. Somahlution, Inc., whether relating to a settlement, court costs or legal fees, incurred prior to or after the Closing.

(f)Indemnification. The indemnification provisions of Section 8 of the Agreement shall apply to the representations, warranties, covenants and agreements set forth in this Section 1 of the Amendment and shall survive the Closing until twenty-four (24) months after the Closing Date.

2. Effect of Amendment. Except as amended by this Amendment, the Agreement shall remain in full force and effect. In addition, if there are any inconsistencies between the Agreement and this Amendment, the terms of this Amendment shall prevail and control for all purposes.

3. Governing Law. This Amendment shall be construed in accordance with and governed by the Laws of the State of New York without giving effect to the principles of conflict of laws.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original regardless of the date of its execution and delivery. All such counterparts together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment as of the date first written above.

SOMAHLUTION, LLC

By:	/s/ Satish Chandran
Name:	Satish Chandran
Title:	Chief Executive Officer

SOMAHLUTION, INC.

By:	/s/ Satish Chandran
Name:	Satish Chandran
Title:	Chief Executive Officer

SOMACEUTICA, LLC

By:	/s/ Satish Chandran
Name:	Satish Chandran
Title:	Chief Executive Officer

MARIZYME, INC.

By:	/s/ Nicholas DeVito
Name:	Nicholas Devito
Title:	Interim Chief Executive Officer